9130 Double Diamond Pkwy
Reno, NV 89521

PHONE 775-682-4388
FAX 775-800-1075
WEBSITE www.bcmservices.com

Escrow Services Agreement

THIS ESCROW SERVICES AGREEMENT ("Escrow Agreement"), made and entered into as of July 7, 2022, by and between 1317038 Nevada Ltd, a Nevada corporation, (hereinafter referred to as "SELLER") American Battery Technology Company, Inc., a Nevada Corporation, (hereinafter referred to as "BUYER"), and REALTY AND CONSULTING MANAGEMENT SERVICES, LLC dba BCM Services ("Escrow Agent" or "BCM").

WHEREAS, SELLER and BUYER have entered into that certain Exploration License With Option To Purchase agreement as of September 1, 2021, (hereinafter referred to as the "Purchase Agreement"); and

WHEREAS, SELLER and BUYER have agreed and are desirous and willing that the closing of the Purchase Agreement take place in accordance with the terms and provisions of this Escrow Agreement; and

WHEREAS, pursuant to the Purchase Agreement, SELLER and BUYER have appointed Escrow Agent to hold and distribute certain funds and documents in accordance with the terms of this Escrow Agreement and the Purchase Agreement

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Establishment of Escrow Fund

(A) Duties of Escrow Agent. BCM as Escrow Agent shall receive, hold, invest and disburse the Escrow Fund in accordance with the terms of this Escrow Agreement. BCM hereby agrees to act as Escrow Agent and to receive, hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(B) Deposit of Escrow Fund. SELLER and BUYER will deposit the following documents and monies, which collectively shall constitute the ' Escrow Fund' , with Escrow Agent:

(i) BUYER will deposit the following Eight Million Dollars ($8,000,000.00), representing the purchase price for the purchase of the membership interests in Company:

(a) within twenty-three (23) days of the Effective Date noted in the Purchase Agreement, Four Million Dollars ($4,000,000); and

(b) within ninety (90) days of the release of the initial escrow deposit, an additional Four Million Dollars ($4,000,000.00) or vwap share value equivalent; and

(ii) SELLER will deposit the following:

(a) Seller will place with Escrow Agent, the two notarized executed mining claim deeds prior to release of the first four million dollars payment (less fees) and deeds shall be held by Escrow Agent until the second four million dollars payment (less any fees due) is deposited with Escrow Agent. Should second payment not be made, the executed deeds will be returned to the Seller.

(b) upon receipt of the second four million dollars payment from Buyer, Escrow Agent will record the Nye County and Esmeralda County Lode Mining Claim Deeds and upon receipt from recorder, disburse the second four million dollars payment to Seller, less any fees due; and

(b) upon receipt of the recorded deeds from Esmeralda and Nye Counties, the Buyer will file said deeds with the BLM offices in Reno, Nevada.

(C) Transferability. The interests of the parties in the Escrow Fund shall not be assignable or transferable, other than by operation of law (in which case, the portion of the Escrow Fund so assigned or transferred shall continue to be bound by the terms of this Escrow Agreement). No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until SELLER, BUYER and BCM shall have received written notice of such assignment or transfer.

(D) Escrow Fund. The Escrow Fund shall be free from any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. BCM shall hold and safeguard the Escrow Fund until it is released pursuant to Section 2. Notwithstanding the foregoing, if the Escrow Fund shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of funds held in the Escrow Fund shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, BCM is hereby expressly authorized to obey and comply with such judicial process or court order, and shall provide SELLER and BUYER as much advance written notice as is reasonably practicable thereof. In the event the Escrow Agent obeys or complies with any judicial process or court order following the receipt by SELLER and BUYER of such advance written notice required by the preceding sentence, it shall not be liable to any party hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such court order.

2. Administration of Escrow Fund. All Escrow Funds received may be deposited with other escrow account funds with any State or National bank. The Escrow Fund shall be administered as follows:

(A) Upon receipt of all monies and documents constituting the Escrow Fund as set forth in Section 1(B) above, BCM shall, as promptly as possible and not later than the wire transfer cutoff time on the following business day:

(i) remit to Seller, the initial escrow funds of four million dollars ($4,000,000.00) and deliver to Buyer proof of receipt of the two deeds of trust outlined in Section 1(B) above; and

(ii) upon receipt of 100% of the purchase price and proof of satisfaction of all Conditions to Close (per the Purchase Agreement), all remaining funds cash or stock representing the purchase price shall be released to the Seller.

(B) Promptly advise BUYER and SELLER that the foregoing actions have been initiated, and provide reasonable assistance and coordination with BUYER and SELLER in the event of any complications with respect to the foregoing, including without limitation advising BUYER and SELLER in the event that the amount remitted to Bank of the West was delayed such that an additional wire transfer is required to cover additional days of interest payable.

(C) Return any excess funds deposited by BUYER or SELLER to BUYER or SELLER immediately after closing in proportion to BUYER and/or SELLER's respective contribution(s).

(D) Except for a cancellation by BCM, this Escrow account may not be cancelled without the written consent of both BUYER and SELLER. Upon any such cancellation, BCM shall be paid all unpaid fees, charges and expenditures and a cancellation fee of $1,500.00. BCM need not release any documents held until such payment is made.

(E) To comply with privacy policy, BCM will not release information regarding this account without written authorization from BUYER and SELLER. BUYER and SELLER agree that BCM shall not be held responsible for any violation of any acceleration or alienation clause contained in any of the documents pertaining to this account, or existing in any other documents which relate to the encumbered property, even if BCM may have furnished information which facilitated any such violation.

(F) BCM is under no obligation to give any notice of (i) any assumption or assignment, (ii) lapses of insurance, (iii) the payment of taxes, assessments or other encumbrances, (iv) condemnation proceedings, (v) the condition of any property described in the documents held by BCM, (vi) a default upon a junior or senior lien, (vii) a bankruptcy, or (viii) any other matter which may come to the attention of BCM. The giving of any such notice or notices by BCM shall not be deemed to be an assumption by BCM of any obligation to give subsequent notice or notices.

(G) If a controversy shall arise between BUYER and SELLER, or any third person, BCM may await the decision of such controversy by court of competent jurisdiction, or BCM may institute an interpleader action or other action as BCM may deem appropriate. In any such event BCM shall not be liable for any interest or damages. In the event of any controversy, whether or not resulting in litigation, or in the event of an action instituted by or against BCM, BCM shall be entitled to reasonable attorney's fees and reimbursement of expenses and charges from SELLER.

(H) Notwithstanding anything to the contrary herein contained, BCM shall have no duty to know of or determine the performance or nonperformance of any term or condition of any agreement between BUYER and SELLER, and the duties and responsibilities of BCM are limited to those specifically stated herein. BCM shall have no responsibility for the authenticity, validity, sufficiency or for the accuracy of any document deposited. The sole duty of BCM with respect to such documents is to hold and dispose of them as herein provided. In the event of conflict or omission between the documents deposited and these instructions, these instructions shall control.

(I) SELLER and BUYER agree to pay, to BCM, reasonable compensation for any incidental services not set forth in this agreement:

(J) In the event of a conflict or controversy regarding this Escrow Agreement, the parties hereby agree that BCM shall have the right at its discretion to place a lien on the funds, documents and other property in this Escrow Fund held by BCM, in which the party, BUYER or SELLER, obligated to pay such fees or expenses or to reimburse expenditures incurred by BCM, has an interest. BCM may deduct fees, expenses or amounts necessary to reimburse for expenditures incurred, by BCM, from any funds received from any source for the account of BUYER or SELLER, whichever party is obligated to pay pursuant to the provisions hereof. BCM may refuse to accept any payment upon this Escrow account which is not accompanied by any fee, expense or sum necessary to reimburse for expenditures incurred.

(K) BCM may resign its duties in this Escrow account by giving a 30-day written notice to SELLER and BUYER.

(L) If a payment is not claimed on or before six (6) months from the date issued, the Escrow Fund may be placed in an interest-bearing account by BCM and BCM may retain interest earned thereon as a fee for the continued handling of the payment or, at the discretion of BCM, may charge a reasonable fee for the continued handling of the payment and deduct such fee first from the interest earned upon the installment and then from the balance of the installment.

(M) This Escrow Agreement is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

3. <u>Covenant of Escrow Agency.</u> BCM hereby agrees and covenants with the parties hereto that it will perform all of its obligations under this Escrow Agreement and will not deliver custody or possession of any of the Escrow Fund to anyone except pursuant to the express terms of this Escrow Agreement.

4. <u>Fees and Expenses of Escrow Agent.</u> BCM shall be entitled to the following compensation for services provided under this Agreement, which fees will be paid from the monies on deposit:

(a) A one-time Escrow Services Fee of $1,200 plus .125% (.00125) of the monies escrowed, Escrow Services Fee split as per the Purchase Agreement between Buyer and Seller.

(b) If any funds remain in escrow with BCM services after 12 months from the date of initial deposit, an additional Escrow Services fee of the higher of $1,000 or .125% of funds on deposit will be charged each year thereafter to Seller.

(c) Reimbursement of out of pocket costs (such as wire transfer fees, overnight postage, recording fees, notary fees, etc.) shall be due to be reimbursed to BCM when incurred and split 50/50 per agreement between Buyer and Seller.

(d) Sellers portion of Escrow Service Fee will be deducted from Sellers proceeds from sale.

5. <u>Miscellaneous.</u>

(A) This Escrow Agreement and the other agreements referred to herein constitute the entire agreement of the parties to this Escrow Agreement with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(B) Except as expressly provided herein, none of the provisions of this Escrow Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns (if any).

(C) If any provision of this Escrow Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Escrow Agreement will remain in full force and effect. Any provision of this Escrow Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(D) The undersigned have read this Escrow Agreement and acknowledge that the terms of this Escrow Agreement are satisfactory. BCM is hereby relieved of all liability and obligations except for the receipt, maintenance, and disbursement of the Escrow Fund and other duties as provided in this Escrow Agreement.

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BCM

9130 Double Diamond Pkwy
Reno, NV 89521

PHONE 775-682-4388
FAX 7[illegible]-800-1075
WEBSITE www.bcmservices.com

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the date first above written.

"SELLER"

By: /s/ Stuart Lawrence
Stuart Lawrence, President

Date: 07/10/2022

"BUYER"

American Battery Technology Company, Inc.

By: /s/ Ryan Melsort
Ryan Melsort, CEO and Chairman

Date 07/08/2022

"BCM" or "Escrow Agent"

Realty and Consulting Management Services, LLC, dba BCM Services

By: /s/ Darrin Maddox
Darrin Maddox, President

Date: 07/08/2022

BUYERS CLOSING STATEMENT - FINAL

1317038 Nevada / American Battery

Date: 7/8/2022

		Debit	Credit
Sales Price:			
Unpatented Lode Mining Claims	$ 8,000,000.00		
	-		
	-		
	8,000,000.00	$ 8,000,000.00	
BCM Services Escrow Fees (@50%):			
Escrow Set-Up Fee	600.00		
Services Fee ($1,200 + (.125% x $8M))	5,000.00	5,600.00	
Recording and Out of Pocket Costs:			
Nye County Recording Fees (@50%) - ESTIMATE?	18.50		
Esmeralda County Recording Fees (@50%) - ESTIMATE?	18.50		
BLM Filing Fees (@50%)	1,525.00		
Out of Pocket Costs (FedEx, Wire, etc.) (@50%)	200.00	1,762.00	
Payments:			
Proceeds from Buyer (7/12/22)			$ 4,000,000.00
Proceeds from Buyer (10/11/22)			4,000,000.00
Balance Due From Buyer at Initial Deposit (7/12/22)			7,362.00
TOTALS:		$ 8,007,362.00	$ 8,007,362.00

SELLERS CLOSING STATEMENT - FINAL

1317038 Nevada / American Battery

Date: **7/8/2022**

		Debit	Credit
Sales Price:			
Unpatented Lode Mining Claims	$ 8,000,000.00		
	-		
	-		
	8,000,000.00		$ 8,000,000.00
BCM Services Escrow Fees (@50%):			
Escrow Set-Up Fee	600.00		
Services Fee ($1,200 + (.125% x $8M))	5,000.00	$ 5,600.00	
Recording and Out of Pocket Costs:			
Nye County Recording Fees (@50%) - ESTIMATE?	18.50		
Esmeralda County Recording Fees (@50%) - ESTIMATE?	18.50		
BLM Filing Fees (@50%)	1,525.00		
Out of Pocket Costs (FedEx, Wire, etc.) (@50%)	200.00	1,762.00	
Balance Due To Seller at Closing		7,992,638.00	
TOTALS:		$ 8,000,000.00	$ 8,000,000.00